                                                                    Exhibit (22)



  (22)        Subsidiaries of the Registrant.

                               Jurisdiction              Holder of
Name                         Of Incorporation        Outstanding Stock (1)
----                         ----------------        ---------------------
Hancock Bank                    Mississippi          Hancock Holding Company
Hancock Bank of Louisiana       Louisiana            Hancock Holding Company
Hancock Bank Securities         Mississippi          Hancock Bank
  Corporation
Hancock Insurance Agency        Mississippi          Hancock Bank
Town Properties, Inc.           Mississippi          Hancock Bank
The Gulfport Building, Inc.     Mississippi          Hancock Bank
 of Mississippi
Harrison Financial Services,    Mississippi          Hancock Bank
 Inc.
Hancock Mortgage Corporation    Mississippi          Hancock Bank and
                                                     Hancock Securities Corp.
Harrison Life Insurance         Mississippi          79% owned by Hancock
 Company                                             Bank

              (1)  All are 100% owned except as indicated.